Exhibit 10.15

Code: 110004881100011

Agreement Factoring Service with Recourse (Buy-back)

The Seller: Tianjin Seashore New District Shisheng Business Trading Group Co., Ltd

Address:

Legal representative: Cheng Weihong

Factoring bank: Tianjin Branch of Zheshang Banking Inc.

Address: 37 Youyi North Road, Hexi District, Tianjin

Representative: Zhou Ping

Content

Article One Definition

Article Two Presentation and Warranties

Article Three Financing amount, prepay percentage and term of factoring

Article Four Interests and expenses

Article Five Transfer of receivables

Article Six Collection of receivables

Article Seven Buy-back

Article Eight Reservation and exercise of recourse

Article Nine Undertakings

Article Ten Default liabilities

Article Eleven Miscellaneous

Article Twelve Settlement of dispute

Article Thirteen Effectiveness, modification and termination

Article One Definition

Application Letter for transfer of receivables shall refer to the document in Appendix 3 hereto;

Confirmation letter for transfer of receivables shall refer to the document in Appendix 4 hereto;

Contract of Factoring Service shall refer to the document in Appendix 5 hereto;

Notice of receivables transfer shall refer to the document in Appendix 6 hereto;

Factoring account shall refer to the specific account through which the factoring bank provides its factoring services to the Seller. All account receivable from the Buyer under this agreement shall be paid to this account.

1.2 Unless otherwise provided herein,

A. this Agreement shall include any amendment or supplement thereto or to any factoring document;

B. the provisions and appendix shall refer only to the provisions and appendix of this Agreement;

C. the titles and subtitles used herein are for reference purpose only, and shall neither constitute any interpretation nor any limit of context or scope of this Agreement.

Article Two Presentation and Warranties

2.1 The Seller hereby presents and warrants to the Factoring Bank that:

A. it is incorporated under the laws of the People’s Republic of China conducting business within the scope of its Business License;

B. it has the full competence to perform the rights and obligations hereunder;

C. its performance of this Agreement will not violate or be in conflict with any laws or regulations that are binding upon it; its performance of this Agreement will not violate any other contract binding upon it or any document or charter under which it is established;

D. all information provided by the Seller the Factoring Bank are true, correct and complete, without any material or contingent liability undisclosed to the Factoring bank;

E. upon the effectiveness of this Agreement, there is no proceedings, arbitration or other potential material dispute against the Seller that are pending, or may consequently result in any material adverse impact of any form;

F. the financial statements provided by the Seller to the Factoring Bank are made under applicable laws, rules and accounting principles of China, which reflect the true, correct and fair financial status and performance of the Seller by the date thereof, and there is no adverse and substantial changes to such financial status and performance of the Seller after the date of such statements.

Article Three Financing amount, prepay percentage and term of factoring

3.1 The factoring amount granted by the Factoring Bank to the Seller hereunder shall be RMB ONE HUNDRED MILLION ONLY for a term of one year, which is effective from the date of this Agreement. The above provided amount may be recycled during the term, but the aggregated financing amount due by the Seller at any moment during the term shall not exceed the said amount.

3.2 Before receivables are collected, the Factoring Bank shall offer factoring financing to the Seller for an advance payment not more than 80% ;

3.3 The term of any factoring fund for receivables shall be maximally 12 months, of which factoring term shall not exceed 13 months and shall not be overdue more than one month.

Article Four Interests and expenses

4.1 Interest under this Agreement shall be 7.8% for factoring term.

For financed amount not collected after expiration of overdue term, the interest shall be calculated as per that for the overdue term.

4.2 Interest of factoring amount shall be calculated on basis of number of days effective from the date that the financed amount is transferred to the Seller’s account. The Seller shall pay interest of each period to the Factoring Bank on each interest due day.

Interest shall be paid on the date when the specific factoring amount is mature.

4.3 The charges of credit investigation and credit line verification shall be paid within 5 working days after such investigation and verification are completed. Other expenses due, regardless in whole or in parts, shall be paid up within 3 working days to the Factoring Bank after each specific factoring contract is made.

Article Five Transfer of receivables

5.1 The account receivables transferred to the Factoring Bank by the Seller must satisfy the conditions listed below:

A. the goods sales contract, service contract or liability relation under which such account receivables are generated are legal, valid and true without any dispute;

B. there shall be no term or condition in such goods sales contract or service contract that limit such transfer of the account receivables in question;

C. the title to the account receivables shall be clear without any defect; the Seller shall not transfer it to any third party and shall not place any pledge or other privilege claim over it;

D. the term of account receivables shall be less than 12 months, or maximally not exceeding 18 months; the age of account receivable shall be rational with proper rate of bad debt, as well as predictable and controllable risks; the turnover of account receivable shall be over the average level of the sector.

5.2 Account receivables shall be transferred as per the procedure below:

A. the Seller submit application letter for transfer of receivables as well as the document listed below:

•	one photocopy of goods sales contract or service contract with the Seller’s official stamp;
•	original shipping document;
•	copy of commercial invoice;
•	receipt issued by the Buyer of goods or service;
•	other document that the Factoring Bank may request.

B. after reviewing account receivables to be transferred by the Seller, the Factoring Bank shall return the confirmation letter for transfer of receivables to the Seller;

C. the Seller and the Factoring Bank enter into a factoring contract, under which the Factoring Bank transfers the amount in question to the Seller’s account.

5.3 In the event that the Buyer provides guarantee of any form upon the account receivable, the Seller shall transfer such guarantee jointly to the Factoring Bank, and an agreement of transferring such guarantee shall be entered into simultaneously with the factoring contract. Should there be any provision in the guarantee contract between the Buyer and the Seller prohibiting such transfer, the Seller shall, on request of the Factoring Bank, assist the Factoring Bank to claim such guarantee.

5.4 From the date the factoring contract takes effectiveness, the title to the account receivables thereunder shall be transferred to the Factoring Bank, who shall be entitled to all rights of such transferred receivables.

5.5 Transfer of account receivable shall be informed to the Buyer.

Article 6 Collection of Receivables

6.1 Collection of the receivables hereunder shall be consigned to the Seller through an agreement with the Factoring Bank, by which the Seller is accountable for collecting receivables and paying it to the Factoring Bank.

6.2 After receiving the full amount paid by the Buyer, the factoring bank shall check it with each ledger account of the receivables; as for the account that is affirmed, the factoring business shall be written off; as for the receivables that do not correspond to the ledger account of the receivables, the factoring bank shall promptly inform the Seller who shall promptly cooperate with the factoring bank to affirm the receivables.

6.3 The Buyer payment collected by the factoring bank shall be used in the following sequence:

A. punitive interest

B. expenses and compensations

C. interest

D. financing capital

Should there be any balance after the above sum of money has been deducted, the left factoring money shall be deposited into the Seller’s account in time.

Article 7 Buy-back

7.1 For receivables complying with the following conditions, the Seller shall buy it back unconditionally within 3 working days upon receiving a written notice from the factoring bank:

A. the factoring bank fails to receive the money paid by the Seller at the expiration of factoring term or the payment by the Seller is less than the financing amount, financing interest, penalty interest and other relevant expenses;

B. the Buyer has raised objections to the receivables;

C. the Seller has transferred the receivables that is agreed to be used in factoring business to a third party or has used it as a guarantee for a third party;

D. receivables under factoring service declared yield by the factoring bank as per Article 10 of this Agreement

7.2 In case the Seller has made a buy-back in full, the business concerned shall be canceled at once.

Article 8 Reservation and exercise of recourse

8.1 At the expiration of a factoring term, if the Buyer fails to pay the receivables in full, the factoring bank is entitled to decide whether to recourse. The exercise of the right of recourse to the Buyer shall not affect the Seller’s duty of buy-back. If the factoring bank has received total or part of the payment from the Buyer, the sum of money paid by the Seller for buy-back shall also be reduced. If there is any factoring balance, the factoring bank shall give it to the Seller.

Article 9 Undertakings

9.1 The factoring bank hereby undertakes the following to the Seller:

A. to provide prompt and adequate financing and other factoring services to the Seller according to this agreement;

B. to keep the information materials about debt, financial affairs, production, and management as secret unless otherwise agreed by this agreement or stipulated by law;

9.2 The Seller hereby undertakes the following to the factoring bank:

A. the receivables agreed to be used in the factoring business shall be settled through a factoring account and the factoring bank shall be authorized to manage and supervise this account according to the letter of consignment on management of the sales ledger account;

B. to provide the factoring bank with a complete, true and accurate financial report within 120 days’ since the end of each financial year; to provide a mid-term financial report to the factoring bank within 90 days’ since the end of half of each financial year;

C. to accept and cooperate with it in the work of investigation and verification raised by the factoring bank; if it is necessary, to cooperate with the factoring bank to take money-recovery measures or to bring lawsuits to the Buyer;

D. to inform the factoring bank within 5 days’ since the occurrence of the following events:

•   the occurrence of any breach of the agreement;

•   anticipatory breach of the agreement or any events that might occur to infringe the factoring bank’s rights or interests under this agreement;

•   any lawsuits, arbitrations or any other claims raised by any debtor concerning a total compensation of RMB10,000 or above;

•   shareholding reform, contracting, renting, merging, separation, joint operation, foreign joint venture or foreign cooperation, alteration of business scope or registered capital, change of ownership and other important matters.

E. to immediately provide the factoring bank with the copy of any loan, guarantee or other financing arrangement signed after the commencement of this agreement that is crucial or might substantially badly affect this agreement;

F. Besides transferring the receivables and relevant rights to the factoring bank, it shall continue to perform all the other obligations provided by the contract of purchases, sales or services.

Article 10 Default Liabilities

10.1 Any of the following shall be deemed as an event of default:

A. the Seller fails to perform its obligations hereunder, or violates the presentations, warranties and undertakings made herein;

B. cross breach of the contract, including any of the following circumstances:

•   any other debt above RMB10,000 that becomes compulsory to be paid or declared payable before the provided mature date of such debt;

•   the Seller fails to pay any of the other debt before the agreed expiration date and fails to correct within the relevant grace period;

•   any other debtor has obtained all or part of the ownership of the Seller’s business or capital; or the award or judgment aiming at any of the Seller’s capital has been compulsively executed and thus substantially affect the its ability to perform its obligations provided by this agreement;

C. the anticipatory breach of the contract includes the following circumstances:

•   the Seller has stopped or is most likely to stop its business or any important part of its business or the Seller has disposed or is most likely to dispose its business or any important part of its business and thus substantially affect the its ability of to pay back the principal and interest.

•   The financial situation of the Seller has substantially worsened or the ability to perform this contract has substantially worsened;

•   The bad debt rate of the Seller’s receivables has successively risen for two months and the proportion of the unrecovered receivables at expiration has risen for more than 10%;

•   There are twice or more times that the Seller fails to fully repurchase (including replacement) the receivables;

•   Any other circumstances that affect or might affect the performance of the obligations by the Seller under this agreement.

10.2 if any of the breach of the contract above occurs, the factoring bank is entitled to adopt one or more of the following measures:

A. to distribute a notice on breach of the contract to require it to correct its breach behaviors;

B. to stop the factoring business with the Seller and to terminate this agreement;

C. to declare that the factoring business is going to expire and ask the Seller to repurchase the unrecovered receivables at once;

D. to deduct relevant sum of money from any of the account of the Seller in the factoring bank or its branches so as to pay off all the principal and interest of the financing funds and other required expenses;

E. at the expiration of the receivables, to recourse directly to the Buyer

10.3 As for the interest that has not been paid on time, compound interest shall be calculated and collected according to the normal factoring term rate, extension period rate and overdue rate.

10.4 The Seller shall compensate the factoring bank for all the losses, liabilities, compensations, fees and expenses.

10.5 Under the three circumstances of section D in article 7, the factoring bank is entitled to stop the factoring business for the occurred receivables of the Buyer, although the receivables is in line with the agreement of article 5.1.

Article 11 Miscellaneous

11.1 The factoring bank shall record all the capital, interests, expenses, any other sum of money and the repayment of the Buyer in its internal financing book. The abovementioned records as well as the document and vouchers regularly issued and retained in the business processes between the factoring bank and the Seller shall constitute the effective evidence for the performance of this agreement by the factoring bank and the Seller.

11.2 The Seller shall not transfer any of its rights or obligations under this agreement to a third party without prior written consent of the factoring bank;

11.3 Failure or postpone to perform any of the rights or right to decision by the Factoring Bank shall not be deemed a waiver of such right or right to decision. Any individual or partial performance of such rights shall not impact further perform of such rights. The rights and indemnities provided herein are accumulative, and shall not exclude any other rights and indemnities provided by laws and regulations.

Article 12 Settlement of Disputes

12.1 The laws of the People's Republic of China apply to the conclusion, effectiveness, interpretation, performance and disputes settlement of this contract. Any dispute arising from or concerned to this contract shall be negotiated by the two parties at first. If they fail to reach an agreement, the issue in question shall be brought before court where Party A is located.

Article 13 Effectiveness, Modification and Termination

13.1 This agreement shall come into effectiveness on the date when it is signed and stamped by the legal representative or authorized agent of the parties; it shall remain effective until all the obligations of the Seller under this agreement are performed;

13.2 Any modification of this agreement shall be in writing with consensus of the parties; any modification of this agreement shall constitute a part of this agreement with equivalent effectiveness; this agreement remains effective before any modification to this agreement is made.

13.3 Invalidity or unenforceability of any provision hereof shall not impact the validity and enforceability of the rest provisions.

13.4 Modification or termination of this agreement shall not affect the right of the parties to claim for compensation; and the termination of this agreement shall not affect the validity of the articles of disputes settlement.

Appendix 1 Letter of Attorney on Management of the Factoring Sales Ledger Account

Appendix 2 Agreement on Authorization for Money-Recovery

Appendix 3 Application Letter on Transfer of Receivables

Appendix 4 Affirmation Letter on Transfer of Receivables

Appendix 5 Contract on Factoring Business

Appendix 6 Notice on Transfer of Receivables

Seller: _________________

Legal Representative (Authorized Agent):

Factoring Bank:___________

Signature of the Person in Charge (Authorized Agent)